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                                                                            A-1

                               EXECUTIVE SUMMARY
                               -----------------

PROPERTY:                    The Carlton House
                             1801-45 J.F. Kennedy Boulevard
                             Philadelphia, PA 19103

INSPECTED BY:                Teresa M. Hoberg

INSPECTION DATE:             May 12, 1995

PROPERTY RIGHTS ANALYZED:    Fee Simple Interest

EFFECTIVE DATE OF ANALYSIS:  May 12, 1995

TYPE OF VALUE ESTIMATE:      Market Value

LAND AREA:                   38,880 (plus/minus) Square Feet

BUILDING AREA:               817,225 (plus/minus) sq. ft. Gross Building Area
                             622,549 (plus/minus) sq. ft. Gross Leasable Area

OCCUPANCY:                   Mixed use retail, office and apartment building

ZONING:                      C-5, Commercial

HIGHEST AND BEST USE:        Continued use as a mixed use retail, office and
                             apartment building.

INDICATED VALUE:             $19,250,000
                             $30.92/SF Gross Leasable Area